Exhibit 99.2

		4900 West 78th Street Bloomington, MN 55435 USA	Tel: 952-820-0080 Fax: 952-820-0060	www.AugustTech.com info@augusttech.com

News Release For Release on November 9, 2005

Contact:	Stan Piekos, CFO
Phone:	(952) 259-1672
E-mail:	stan.piekos@augusttech.com

Contact:	Virginia Becker, Corp Communications
Phone:	(952) 259-1647
E-mail:	virginia.becker@augusttech.com

August Technology Reports Increased Revenues, Orders and Operating Income
in Third Quarter 2005 Results

Quarterly shipments achieve new record levels

Minneapolis, November 9, 2005–August Technology Corporation (NASDAQ:AUGT), a leading provider of automated inspection and data analysis solutions for the microelectronic industries, today announced it has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ending September 30, 2005. The Company also announced it has filed with the SEC an amended Form10-K/A covering fiscal years ended December 31, 2004, and amended Quarterly reports on Form10-Q/A for interim periods ended March 31, 2005 and June 30, 2005.

The Company also announced operating results for the third quarter ended September 30, 2005. The highlights include:

•                  Q3 revenues increase 7.8% sequentially to $21.2 million excluding the impact of the restatement

•                  Orders increase 3.6 % driven by increased demand from a broad array of back end customers

•                  Q3 orders include all-surface wafer inspection systems from two new front end customers

•                  Quarterly shipments of $24 million achieve record levels

•                  Operating income more than doubles, sequentially, to $1.6 million excluding the impact of the restatement

•                  Company adds to patent portfolio with issuance of key edge inspection patent

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The Q3 revenues and operating income excluding the impact of the restatement stated above are reconciled to the Company’s quarterly financial results prepared in accordance with generally accepted accounting principles (GAAP) in the table below entitled “Reconciliation of Non-GAAP Financials to GAAP Income Statement.”

Revenues were $33.6 million during the third quarter ended September 30, 2005, an increase of $16.9 million from the previous quarter and an increase of $22.5 million from the third quarter of 2004.

As a result of the accounting restatement referenced above, third quarter 2005 revenues included $12.2 million recognized from shipments of AXi™ 930 Systems shipped to a major front end customer during the period June 2004 through June 2005.

“We delivered very solid operating performance in the quarter and are delighted with the financial results which were favorably impacted by the previously announced accounting restatement,” commented Jeff O’Dell, August Technology’s Chairman and CEO.  Ignoring the impact of the restatement, the Company delivered increased revenues, orders and backlog, and operating earnings. Strong demand, especially from final manufacturing customers, drove a continuation of high levels of new order bookings and record factory shipments. “As we look ahead to the close of the year, we anticipate fourth quarter revenues will range from $22 to $24 million,” O’Dell concluded.

A complete Form10-Q filing can be accessed at www.sec.gov.

The Company provides the  proforma Non-GAAP income statement in this press release as additional information regarding the Company’s operating results. These proforma measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar proforma Non-GAAP income statements used by other companies. GAAP net revenues and cost of revenues have been adjusted to exclude the effects of the Company’s restatement of AXi™ 930 Systems revenues and YieldPilot™ Software revenues involving customer shipments and deliveries that occurred over the prior twelve months. The Company believes this presentation of the proforma Non-GAAP income statement provides useful information to investors regarding trends relating to the Company’s current results of operations.

August Technology will provide a live conference call with senior management, Thursday November 10 at 11:00 a.m. Eastern Time (EST), 10:00 a.m. Central Time (CST) to discuss third quarter financial performance. To participate, please call 1.800.819.9193 prior to the start time and use participant code 4744589. A webcast of the conference call will also be available live via the Internet on August Technology’s web site at www.augusttech.com and archived for replay beginning 11:00 a.m. Friday, November 11, 2005. To listen to the call live, visit the web site at least fifteen minutes beforehand to download and install any necessary audio software.

About the Company: August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system.

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Following detection, August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions. Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization.  Additional information can be found on the company’s web site at www.augusttech.com.

Forward-Looking Statements: This release contains forward-looking statements regarding our expectation for Q4 2005 revenues in the range of $22 to $24 million.  These forward-looking statements involve risks and uncertainties which may cause actual results to differ from those set forth in the forward-looking statements, including, but not limited to: (i) no continuing improvement, or a deterioration in general economic conditions and in the semiconductor and/or microelectronic industries; (ii) pre-order sales activities not resulting in orders, or customers delaying or canceling orders in backlog; (iii) loss of potential sales to competitors based on pricing or product features; (v) failure of our recently completed and current product development efforts to meet customer needs and expectations including driving down their costs and time-to-market; (vi) unanticipated costs and expenses which increase operating costs; and (vii) delay in the merger transaction increasing costs.  Please refer to additional risk factors stated in August Technology’s Form 10-K filed with the SEC on March 16, 2005 and the Form 10-K/A filed on November 9, 2005. August Technology does not assume any obligation to update the forward-looking information contained in this press release.

AUGUST TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)

Net revenues	$33,622	$11,101	$65,407	$45,970
Cost of revenues	15,174	6,376	28,951	21,593
Gross profit	18,448	4,725	36,456	24,377

Selling, general and administrative expenses	6,268	6,202	19,842	16,781
Research and development expenses	3,604	3,822	10,594	10,052
Operating income (loss)	8,576	(5,299)	6,020	(2,456)

Merger expenses	(734)	—	(13,959)	—
Interest income	317	204	940	594
Other income	—	46	—	46

Income (loss) before provision for income taxes	8,159	(5,049)	(6,999)	(1,816)
Provision for income taxes	162	60	262	160
Net income (loss)	$7,997	$(5,109)	$(7,261)	$(1,976)

Net income (loss) per share:
Basic	$0.44	$(0.29)	$(0.40)	$(0.11)
Diluted	$0.43	$(0.29)	$(0.40)	$(0.11)

Weighted average number of shares:
Basic	18,161	17,803	18,011	17,735
Diluted	18,567	17,803	18,011	17,735

AUGUST TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2005	December 31, 2004
		(Restated)
ASSETS

Current assets:
Cash and cash equivalents (1)	$5,866	$5,518
Short-term marketable debt securities (1)	23,391	28,615
Accounts receivable, net	13,788	8,328
Inventories	21,800	20,106
Inventories at customers under purchase orders	5,205	6,704
Prepaid expenses and other current assets	1,474	2,517
Total current assets	71,524	71,788

Property and equipment, net	6,158	5,994
Long-term marketable debt securities (1)	10,228	16,289
Purchased technology, net	2,742	3,703
Goodwill	498	498
Other assets	180	150
Total assets	$91,330	$98,422

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,167	$3,291
Accrued compensation	3,018	1,636
Other accrued liabilities	2,240	2,322
Customer deposits and deferred revenues	4,457	11,973
Total current liabilities	16,882	19,222

Other non-current liabilities	112	131
Total liabilities	16,994	19,353

Shareholders’ equity:
Common stock, no par value	93,023	90,363
Undesignated capital stock, no par value	—	—
Accumulated deficit	(18,449)	(11,188)
Accumulated other comprehensive loss	(238)	(106)
Total shareholders’ equity	74,336	79,069
Total liabilities and shareholders’ equity	$91,330	$98,422

(1) total cash and marketable debt securities	$39,485	$50,422

AUGUST TECHNOLOGY CORPORATION

Reconciliation of Non-GAAP Financials to GAAP Income Statement

	Three Months Ended September 30,
	2005 As Reported	Restatement Impact		2005 Adjusted

Net revenues	$33,622	$12,393	(2)	$21,229
Cost of revenues	15,174	5,455		9,719
Gross profit	18,448	6,938		11,510

Selling, general and administrative expenses	6,268	—		6,268
Research and development expenses	3,604	—		3,604
Operating income	8,576	6,938		1,638

Merger expenses	(734)	—		(734)
Interest income	317	—		317

Income before provision for income taxes	8,159	6,938		1,221
Provision for income taxes	162	48		114
Net income	$7,997	$6,890		$1,107

(2) Adjustments include $12.155 million AXi 930 systems to one customer,  $.245 million Yield PilotTM
Transaction, and less $.007 million NSX Transaction.

	Nine Months Ended September 30,
	2005 As Reported	Restatement Impact		2005 Adjusted

Net revenues	$65,407	$6,073	(3)	$59,334
Cost of revenues	28,951	2,471		26,480
Gross profit	36,456	3,602		32,854

Selling, general and administrative expenses	19,842	47		19,795
Research and development expenses	10,594	—		10,594
Operating income	6,020	3,555		2,465

Merger expenses	(13,959)	—		(13,959)
Interest income	940	—		940

Income (loss) before provision for income taxes	(6,999)	3,555		(10,554)
Provision for income taxes	262	(16)		278
Net income (loss)	$(7,261)	$3,571		$(10,832)

(3) Adjustments include $6.704 million AXi 930 systems to one customer,  less $.584 million NSX
Transaction, and less $.047 million Yield PilotTM Transaction.